UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2008
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN	55429
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Certain Officers
     On September 8, 2008, the Board of Directors (the “Board”) of Caribou Coffee Company, Inc. (the “Company”) appointed Timothy J. Hennessy, age 46, as the Chief Financial Officer of the Company effective September 9, 2008. Mr. Hennessy was most recently with Carlson Wagonlit Travel (“Carlson Wagonlit”), a European-based leading travel management company, where he served as Chief Financial Officer and Executive Vice President from 2001 to 2007, Chief Financial Officer of America and Vice President from 1999 to 2000 and Group Controller from 1997 to 1999. Prior to joining Carlson Wagonlit, Mr. Hennessy served as Director of Acquisitions and Strategic Planning for Carlson Companies (“Carlson”), a large private company providing travel, hotel, restaurant, cruise and marketing services directly to consumers, corporations and government entities, from 1994 to 1996. Prior to joining Carlson, Mr. Hennessy was with Deloitte & Touche LLP, an audit, consulting, financial advisory, risk management and tax services firm, serving as Senior Manager from 1983 to 1992 with his last role as Senior Manager.
     In connection with Mr. Hennessy’s appointment, the Company entered into an employment agreement, dated September 9, 2008, with Mr. Hennessy (the “Employment Agreement”) setting forth the terms of his employment. Pursuant to the terms of the Employment Agreement, Mr. Hennessy’s employment will commence on September 9, 2008 and will continue for a period of four years. Mr. Hennessy will receive an annual base salary of at least $300,000, which amount is subject to adjustment by the Board from time to time in its discretion. Mr. Hennessy will also be eligible for a bonus in an amount of up to 60% of his then current base salary, as determined by the Board based upon the Company’s achievement of financial and other goals approved by the Board, provided Mr. Hennessy remains employed by the Company through the end of such fiscal year. The bonus will be prorated for 2008. In addition, Mr. Hennessy will be eligible for the same perquisites and employee benefit programs of the Company made available to senior executives as well as such other perquisites and benefits as may be specified from time to time by the Company. Upon execution of this Agreement Mr. Hennessy will receive a one-time signing bonus of $25,000.
     Mr. Hennessy will be eligible for grants of equity-based compensation under the Company’s 2005 Equity Incentive Plan (the “Equity Plan”) and any successor plan thereto, as such grants are determined by the committee administering such plan in its sole discretion. The Company will reimburse Mr. Hennessy for all reasonable and proper business travel and out-of-pocket expenses incurred by him in the performance of his duties and responsibilities to the Company.
     The Employment Agreement provides that Mr. Hennessy’s employment may be terminated by the Company at any time and by Mr. Hennessy (1) with thirty (30) days written notice if such termination is without Good Reason (as defined in the Employment Agreement) and (2) at any time if such termination is for Good Reason. In the event Mr. Hennessy resigns without Good Reason, is terminated by the Company for Good Cause (as defined in the Employment Agreement) or is terminated by reason of death or disability, compensation under the Employment Agreement will end, and Mr. Hennessy will be entitled to receive all compensation earned and all benefits and reimbursements due under the Employment Agreement through the effective date of his termination. In the event the Employment Agreement is terminated by the Company without Good Cause (as defined in the Employment Agreement) or by Mr. Hennessy for Good Reason and Mr. Hennessy complies with his obligations under the Employment Agreement, Mr. Hennessy will be entitled to: (1) all compensation earned and all benefits and reimbursements due under the Employment Agreement through the effective date of his termination; (2) a continuation of salary for a period of twelve (12) months from the date of termination (the “Severance Period”); (3) a lump sum payment, within thirty (30) days of termination, equal to the average of Mr. Hennessy’s annual bonuses, if any, paid in the two (2) full fiscal years preceding his termination; and (4) reimbursement for Mr. Hennessy’s cost to purchase continued coverage under the Company’s health insurance plan, if Mr. Hennessy exercises his right under applicable law to elect such continued coverage, until the earlier of the end of the Severance Period and such time as Mr. Hennessy becomes eligible for coverage under a subsequent employer’s group health plan. Mr. Hennessy must comply with the terms of the Employment Agreement and execute a release (in the form attached to the Employment Agreement) in order to receive any such payment. Notwithstanding the foregoing, the timing of severance payments called for under the Employment Agreement is subject to adjustment in order to comply with terms of Section 409A of the Internal Revenue Code of 1986, as amended.
     During Mr. Hennessy’s employment and for a period of twelve (12) months thereafter, Mr. Hennessy is prohibited from competing with the Company, soliciting its commercial customers or prospective commercial customers, trying to hire its employees and trying to hire any employee of a material supplier of the Company with whom Mr. Hennessy had contact through business dealings during the course of his employment with the Company.
     The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.
     Further, in connection with Mr. Hennessy’s appointment, the Company entered into a stock option grant and agreement, dated September 9, 2008, with Mr. Hennessy (the “Stock Option Agreement”). Pursuant to the Stock Option Agreement, and under the Equity Plan, the Company has agreed to grant Mr. Hennessy, effective on Mr. Hennessy’s first date of employment, options to purchase an aggregate 275,000 shares of common stock with a per share exercise price equal to the closing price of the Company’s common stock on Mr. Hennessy’s first date of employment, vesting 25% each year over a four-year period. The awards will also vest 100% upon a Change in Control (as defined in the Equity Plan). In the event that Mr. Hennessy’s employment is terminated, Mr. Hennessy (or his representative or beneficiary, in the case of termination by reason of death) will retain the options to the extent that he is vested in the options and will be permitted to exercise unvested options during the ninety (90) day period following such termination of employment or, in the case of termination by reason of death, his representative or beneficiary will be permitted to exercise unvested options during the one year period following such death.
     The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety.
     In addition, in connection with Mr. Hennessy’s appointment, the Company entered into a letter agreement, dated September 9, 2008, with Mr. Hennessy (the “Letter Agreement”), pursuant to which Mr. Hennessy has committed to purchase, in the open market, at least $66,000 of the Company’s common stock to be made no later than then end of the first trading window of at least ten days occurring in the calendar year 2009 after the date his employment commences with the Company (the “Open Market Purchase”). Pursuant to the Letter Agreement, as soon as practicable after the Open Market Purchase, the Company will grant Mr. Hennessy shares of the Company’s restricted stock under the Equity Plan in an amount equal to the number of shares of Company’s common stock purchased by Mr. Hennessy in the Open Market Purchase, up to a maximum of 100,000 shares of the Company’s restricted stock. Such restricted stock will vest equally over four years; provided, however, that Mr. Hennessy will certify on each vesting date that he owns a number of shares of the Company’s common stock pursuant to open market purchases or vested restricted shares that is at least equal to the number of restricted stock shares granted pursuant to the Letter Agreement. All unvested shares of such restricted stock will vest immediately upon Mr. Hennessy’s death or disability or such time as there are no representatives of Arcapita Inc. on the Company’s Board.
     The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement attached hereto as Exhibit 10.3 and incorporated herein by reference in its entirety.
     The press release issued by the Company announcing Mr. Hennessy’s employment is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated September 9, 2008, between Caribou Coffee Company, Inc. and Timothy J. Hennessy.

10.2	Stock Option Grant and Agreement, dated September 9, 2008, between Caribou Coffee Company, Inc. and Timothy J. Hennessy.

10.3	Letter Agreement, dated September 9, 2008, between Caribou Coffee Company, Inc. and Timothy J. Hennessy.

99.1	Press release of Caribou Coffee Company, Inc. dated September 9, 2008.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.
Date: September 9, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Dan E. Lee
Dan E. Lee
General Counsel, Vice President and Secretary